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[LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                                                                  EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Cyprus Amax Minerals Company and Cyprus Amax Finance Corp. (the "Registration Statement") (File No. 33-54097) of our reports dated July 1, 1993, on our audits of the combined financial statements and financial statement schedules of Amax Business to be Merged as of December 31, 1992 and 1991, and for each year in the three-year period ended December 31, 1992, which reports are included in the Joint Proxy Statements-Prospectus, dated September 24, 1993, of Cyprus Minerals Company and AMAX Inc. on Form 8-K, dated September 24, 1993 which are located on pages F-1 to F-39 and are incorporated herein by reference. Our report on the audits of the combined financial statements includes explanatory paragraphs describing the purpose of presenting the Amax Business to be Merged combined financial statements and the changes in method of accounting for income taxes and post-retirement benefits other than pensions. We also consent to reference to our firm under the caption "Experts" in the Registration Statement (File No. 33-54097).


                                                    /s/ Coopers & Lybrand

                                                       COOPERS & LYBRAND


New York, New York
July 7, 1994